THE BERKSHIRE FUNDS
              PART C - EXHIBIT INDEX FOR POST-EFFECTIVE AMENDMENT NO. 8
                           AS FILED ON APRIL 30, 2001

                                  EXHIBIT INDEX

1. Consent of Independent Public Accountants........................EX-99.23.j

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated January 6, 2001 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 8 to Berkshire Funds' Registration Statement on Form N-1A (file nos. 333-21089 and 811-08043), including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information.


/s/ McCurdy & Associates
------------------------
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
April 23, 2001